EXHIBIT 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 19, 1996 (except as to the Subsequent Event note on page 39, which is as of January 31, 1996) appearing on Page 14 of IBM Credit Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP



Stamford, CT
June 19, 1996